Exhibit 99.5

[PRELIMINARY COPY SUBJECT TO COMPLETION]

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

PROXY –SPECTRUM PHARMACEUTICALS, INC.

SPECIAL MEETING OF STOCKHOLDERS

[DATE, TIME]

This proxy is solicited by the Board of Directors

The undersigned, a stockholder of SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus for the Special Meeting of Stockholders of Spectrum Pharmaceuticals, Inc. (the “Spectrum special meeting”) to be held virtually on [ • ], 2023 at [ • ] [a.m./p.m.], Eastern Time at www.[ • ] and, revoking any proxy previously given, hereby appoints [NAME] and {NAME], and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote SPECTRUM PHARMACEUTICALS, INC. capital stock which the undersigned is entitled to represent and vote at such meeting and any postponements and adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting and any postponements or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT, “FOR” THE ADVISORY NON-BINDING VOTE ON MERGER RELATED COMPENSATION FOR NAMED EXECUTIVE OFFICERS, AND “FOR” THE ADJOURNMENT OF THE SPECTRUM SPECIAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL.

[TABULATOR VOTING INSTRUCTIONS]

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2 and 3:

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT, i.e., to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus (the “Spectrum merger proposal”);

FOR __	AGAINST __	ABSTAIN __

PROPOSAL 2: ADVISORY NON-BINDING VOTE ON MERGER-RELATED COMPENSATION FOR NAMED EXECUTIVE OFFICERS, i.e., a proposal to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to Spectrum’s named executive officers in connection with the merger; and

FOR __	AGAINST __	ABSTAIN __

PROPOSAL 3: ADJOURNMENT OF THE SPECTRUM SPECIAL MEETING, i.e., a proposal to approve the adjournment of the Spectrum special meeting to solicit additional proxies if there are not sufficient votes cast at the Spectrum special meeting to approve the Spectrum merger proposal or to ensure that any supplemental or amended disclosure, including any supplement or amendment to the enclosed joint proxy statement/prospectus, is timely provided to Spectrum stockholders

FOR __	AGAINST __	ABSTAIN __

Authorized Signature –This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) –Please print date below.

[DATE BOX]

Signature 1—Please keep signature within the box.

[SIGNATURE BOX]

Signature 2—Please keep signature within the box.

[SIGNATURE BOX